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                                                                     EXHIBIT l.2


                                                     April 15, 2004


Vedder Price Kaufman & Kammholz, P.C.
222 N. LaSalle Street
Chicago, Illinois 60601

         RE:      Nuveen Tax-Advantaged Total Return Strategy Fund

Ladies and Gentlemen:
         We have acted as special Massachusetts counsel to Nuveen Tax-Advantaged Total Return Strategy Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on March 18, 2004 (the "Initial Filing") as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 thereto to be filed with the Commission on or about April 15, 2004 (as proposed to be amended, the "Registration Statement") with respect to $78,000,000 aggregate principal amount Series F of the Fund's FundNotes (the "Notes"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Notes.

         In connection with the furnishing of this opinion, we have examined the following documents:

         (a) a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

         (b) copies of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration") on file in the office of the Secretary of the Commonwealth of Massachusetts;

         (c) a draft of the Fund's Indenture of Trust and Supplemental Indenture of Trust attached as Exhibits d.2 and d.3 to the Initial Filing (collectively, the "Indenture");

         (d) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, Indenture, By-Laws, and certain resolutions adopted by the Trustees of the Fund at a meeting held on November 18-20, 2003 (the "Resolutions");


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April 15, 2004
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         (e)      a conformed copy of the Initial Filing; and

         (f) a printer's proof, which we received from the printer as a ..pdf file on April 13, 2004, of Pre-Effective Amendment No. 1 to the Initial Filing to be filed with the Securities and Exchange Commission (the "Amendment").

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         We have assumed that the Amendment will be duly filed with the Commission in substantially the form of the printer's proof referred to in (f) above, and that the Indenture will be duly completed, executed and delivered in substantially the form included in such printer's proof and in accordance with the Resolutions attached to the certificate referred to in (d) above. We have further assumed that the Fund's Declaration, the Indenture and the Resolutions have not been amended, modified or withdrawn with respect to matters relating to the Notes and are in full force and effect on the date of issuance of such Notes.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Fund's Declaration, or By-Laws refer to, incorporate or require

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Vedder Price Kaufman & Kammholz, P.C.
April 15, 2004
Page 3



compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Notes, when issued and sold in accordance with the Fund's Declaration, Indenture and the Resolutions, will be duly authorized by the Fund.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Notes, to the reliance by the Fund on this opinion, to the reference to our name in the Registration Statement and in the prospectus forming a part thereof under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Bingham McCutchen LLP
                                                     -------------------------
                                                     Bingham McCutchen LLP